Exhibit 99.3

Tempur Sealy International, Inc.

Offer to Exchange up to $450,000,000 Principal Amount of 5.625% Senior Notes due 2023 for a Like Principal Amount of 5.625% Senior Notes due 2023 (the “Exchange Offer”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Prospectus, dated                     , 2016

To Our Clients:

Enclosed for your consideration is a prospectus, dated                 , 2016 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of Tempur Sealy International, Inc., a Delaware corporation (the “Company”), to exchange $450,000,000 aggregate principal amount of its outstanding, unregistered 5.625% Senior Notes due 2023 (the “Original Notes”) for an equivalent amount of registered 5.625% Senior Notes due 2023 (the “Exchange Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. All references to the Original Notes or Exchange Notes herein include references to the related guarantees. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of September 24, 2015, relating to the Original Notes, by and among the Company, certain subsidiaries of the Company, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Original Notes. As set forth in the Prospectus, the terms of the Exchange Notes are identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instruction, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time, on                     , 2016, unless extended (such date and time, as it may be extended, the “Expiration Date”). Tenders may be withdrawn prior to midnight, New York City time, on the Expiration Date.

Your attention is directed to the following:

l.	The Exchange Offer is for any and all Original Notes.

2	The Exchange Offer is subject to certain terms and conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at midnight, New York City time, on the Expiration Date, unless extended.

If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

This Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Original Notes held by you for the account of the undersigned as indicated below:

☐ Please tender the Original Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original Notes
5.625% Senior Notes due 2023 $
(must be in an amount equal to a minimum of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Original Notes held by you for the account of the undersigned.
Signature(s) Please print name(s) here Dated: , 2016 Address(es) Area Code(s) and Telephone Number(s) Tax Identification or Social Security No(s).

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction given in the space provided, your signature(s) hereon shall constitute instruction to us to tender all the Original Notes held by us for your account.